EXHIBIT 5-1
                              -----------

        Opinion of Fox, Rothschild, O'Brien & Frankel, LLP as to the legality of the shares registered.

              =========
              | FRO&F |  Fox, Rothschild, O'Brien & Frankel, LLP
              =========
                    Attorneys at Law      Founded 1907

                                  * * *

                     2000 Market Street, Tenth Floor
                       Philadelphia, PA 19103-3291
                    (215) 299-2000  FAX (215) 299-2150






                                  May 9, 1997

Quaker Chemical Corporation
Elm and Lee Streets
Conshohocken, PA 19428



Gentlemen:

        We have acted as counsel to Quaker Chemical Corporation (the "Company") in connection with the proposed issuance by the Company of up to 50,000 shares of the Company's Common Stock, $1.00 par value, (the "Plan Shares") pursuant to the Company's Director Stock Ownership Plan (the "Plan"). The Plan Shares are to be offered and issued pursuant to a registration statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement").

        We, as counsel to the Company, have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary for the purpose of this opinion. Based upon the foregoing, we advise you that in our opinion such of the 50,000 Plan Shares as are issued as contemplated by the Registration Statement and the Plan, when so issued will be legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement, and to the reference to our Firm under the heading "Legal Matters" in Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.


                               Very truly yours,

                               /S/FOX, ROTHSCHILD, O'BRIEN & FRANKEL, LLP

                           by





               FORMED IN THE COMMONWEALTH OF PENNSYLVANIA
EXTON, PA  (o)  LANSDALE, PA  (o)  LAWRENCEVILLE, PA  (o)  PHILADELPHIA, PA